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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of American Industrial Properties REIT, Inc. on Amendment No. 4 to Form S-4 of our report on the financial statements and the financial statement schedule of American Industrial Properties REIT (formerly Trammell Crow Real Estate Investors) dated February 15, 1994, appearing on pages F-7 through F-20 in the Proxy Statement/Prospectus which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in giving said report in such Proxy Statement/Prospectus.


                                            KENNETH LEVENTHAL & COMPANY

Dallas, Texas
March 22, 1994